SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       July 12, 2000


                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The July 5, 2000 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated July 5, 2000, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  July 12, 2000              By: /s/ James J. Ferry
                                   James J. Ferry
                                   Vice President, Finance/Administration and
                                   Chief Financial Officer

Network Six, Inc.
Current Report on Form 8-K
Dated July 12, 2000

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated July 5, 2000
                                             EXHIBIT 99

MAINE EXTENDS NETWORK SIX'S CHILD WELFARE
                    SUPPORT CONTRACT




Kenneth C. Kirsch, President and CEO
Or
James J. Ferry, Vice President of Finance & Administration, CFO and Treasurer

July 5, 2000

Warwick, RI: Network Six, Inc. (NASDAQ:NWSS) announced today that the State of Maine has extended Network Six's support contract for Maine's MACWIS child welfare system for another year, commencing July 1, 2000. The value of the contract is approximately $1.7 million.

In early 1997, Network Six began development of the MACWIS system for Maine. Now deployed statewide, MACWIS automates many of the functions that were performed manually by caseworkers. The system is a client/server system utilizing an Oracle database and PowerBuilder as the development tool. The State has elected to exercise its option to extend the MACWIS support contract for another year. This will be the second of two optional years under the contract.

Kenneth C. Kirsch, President and CEO, commented, "Maine is an important customer and we are very pleased to continue to support their information technology requirements in this area". Donna Guido, Vice President of Information Systems, added, " We continue to work with the State to identify potential system enhancements which will allow case workers to perform their jobs more efficiently and effectively. We are hopeful that the State will elect to move forward with some of these enhancements in the near future."


Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support and network design and implementation. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the Company's 10Q for March 31, 2000 or the 10K for December 31, 1999 for more discussion and information.